EXHIBIT 10.19(b)

FIRST AMENDMENT TO GUARANTY

This First Amendment to Guaranty (“this Amendment”), dated as of September 6, 2007, by and between ORLEANS HOMEBUILDERS, INC, a Delaware corporation (“Guarantor”) and WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent for each of the Lenders that are a party to the Loan Agreement referred to below (“Agent”).

BACKGROUND:

A.            Guarantor executed and delivered to Agent a Guaranty dated as of January 24, 2006 (the “Guaranty”), with respect to the obligations of GREENWOOD FINANCIAL, INC., a Delaware corporation, and other Borrowers pursuant to a certain Amended and Restated Revolving Credit Loan Agreement dated as of January 24, 2006 by and among Greenwood Financial, Inc. and such other Borrowers, Agent and the Lenders identified therein (as from time to time amended, the “Facility Agreement”).  All capitalized terms used but not specifically defined in this Amendment have the meanings ascribed to them in the Guaranty or Facility Agreement.

B.            Guarantor an Agent desire to amend the Guaranty in the manner set forth below, in order to clarify the obligations and liabilities of Guarantor thereunder.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.             Guarantor and Agent agree that the term “Obligations”, as used in the Guaranty, includes all Indebtedness and, without limitation, the liabilities and obligations under each Swap Contract of a Borrower that has heretofore entered into, or hereafter enters into, a Swap Contract and elects, pursuant to Section 2.14 of the Facility Agreement, that amounts owed by such Borrower under such Swap Contract shall be Indebtedness.  Guarantor waives all notices that any Borrower has entered into a Swap Contract or that any Borrower has made the election provided in Section 2.14 of the Facility Agreement.

2.             Except as specifically modified hereby, the Guaranty continues in full force and effect, in accordance with its terms.

3.             Guarantor hereby (i) ratifies and affirms its obligations and liabilities under the Guaranty and (ii) represents to, and agrees with, Agent that Guarantor has no defense, set-off or counterclaim to or against any of such liabilities or obligations.

4.             This Amendment may be executed in counterpart.

IN WITNESS WHEREOF, the parties hereto have hereunto set their respective hands and seals the day and year first above written.

ORLEANS HOMEBUILDERS, INC.

By:	GARRY P. HERDLER
Garry P. Herdler, Executive Vice President
and Chief Financial Officer

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	JEFFREY D. WALLACE
Jeffrey D. Wallace, Sr. Vice President